Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Amendment No.1 to Form S-3 of Rafael Holdings, Inc. of our report dated April 28, 2025, relating to the financial statements of Cyclo Therapeutics, Inc. and Subsidiaries, as of and for the years ended December 31, 2024 and 2023.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

April 28, 2025